EXHIBIT 4.9

AMENDMENT #2

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO THE MASTER SERVICE AGREEMENT FOR REDHILL

BIOPHARMA LTD.’S RHB R&D PROGRAM

BY AND BETWEEN:	RedHill Biopharma Ltd., with principle place of business at 21 Ha’arba’a St. Tel-Aviv 64739, Israel (herein referred to as the “Client”),

AND:	7810962 Canada Inc (doing Business under the name “InSymbiosis”), a body politic and corporate, duly incorporated according to the laws of Canada and with principle place of business at 245 Victoria Ave, Suite 100, Montreal, Quebec, H3Z 2M6, Canada, (herein referred to as the “Provider”),

The Client and the Provider are, in this Agreement, sometimes individually referred to as “Party” and collectively as the “Parties”.

WHEREAS on 28 April 2011, the Client and the Provider entered into a Master Service Agreement in relation to the Client’s RHB R&D Program (the “MSA”);

WHEREAS WHEREAS the MSA was scheduled to terminate on April 28, 2013 and the parties hereby agree to formally extend the term of the MSA until on April 28, 2015 (the "Extended Period"); and

WHEREAS the Parties have agreed to certain terms and conditions, the whole as is fully set forth below.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Unless specifically set out otherwise in this agreement (the “AMENDMENT AGREEMENT”), the terms of the MSA shall continue to apply.

2.	The parties hereby agree to formally extend the term of the MSA until April 28, 2015.

3.	The parties hereby agree that as per Section 7l of the MSA, [****] will replace [****] as clinical project manager.

7810962 Canada Inc

2

4.	During the term of the Agreement, PROVIDER will charge CLIENT a monthly project management fee of $US[****]. This monthly project management fee will be payable each quarter, in advance, upon lawful invoice to be provided by the PROVIDER to the CLIENT within 21 days of the beginning of the relevant quarter according to the following payment schedule:

•	[****]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first herein above mentioned.

REDHILL BIOPHARMA Ltd.

/s/ Dror Ben-Asher		/s/Ori Shilo
Per:	Dror Ben-Asher	Per:	Ori Shilo
Title:	CEO	Title:	VP Finance and Operation
Date: May 29, 2013		Date: May 29, 2013

PARTY OF THE FIRST PART

7810962 Canada Inc.

/s/ Alain Guimond
Per:	Alain Guimond
Title:	Senior Director of Research
Date: May 29, 2013

7810962 Canada Inc

3

PARTY OF THE SECOND PART

7810962 Canada Inc